SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) April 27, 2016

AMERISERV FINANCIAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	0-11204	25-1424278
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Main and Franklin Streets, Johnstown, PA		15901
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Form 8-K

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of the shareholders of AMERISERV FINANCIAL, Inc. was held on April 26, 2016. At the Annual Meeting, there were present in person or by proxy 15,418,027 shares of the Company’s common stock, representing approximately 81.60% of the total outstanding eligible shares. The proposals considered at the Annual Meeting were voted on as follows:

Proposal #1	Number of Votes Cast For Class III Directors	Withheld	% Voted For

The following directors were elected to three year terms expiring in 2019.

Daniel R. DeVos	8,878,745	1,896,580	82.40%
Bruce E. Duke, III, M.D.	8,444,656	2,330,669	78.37%
Craig G. Ford	8,306,610	2,468,715	77.09%
Kim W. Kunkle	8,720,219	2,055,106	80.93%

Proposal #2	FOR	AGAINST	ABSTAIN	% Voted For
Ratification of the appointment of S.R. Snodgrass, P.C. as our independent registered public accounting firm for fiscal years ending December 31, 2016 and 2017.	15,040,431	212,313	165,183	97.55%

Proposal #3	FOR	AGAINST	ABSTAIN	% Voted For
The waiver of the age restriction provision of the bylaws with respect to Craig G. Ford, a nominee for election as a director.	8,382,573	2,360,488	32,264	77.79%

Proposal #4	FOR	AGAINST	ABSTAIN	% Voted For
An advisory (non-binding) vote to approve the compensation of the named executive officers.	8,883,567	1,826,925	64,833	82.44%

Item 7.01 Regulation FD Disclosure

AmeriServ Financial, Inc. posted a new investor presentation on its Investor Relations website at www.ameriserv.com/investor-relations/investor-information. This investor presentation, attached as Exhibit 99.1 hereto and incorporated herein by reference, is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for any purpose.

Item 9.01 Financial Statements and Exhibits

Exhibits

Exhibit 99.1            Slide presentation utilized at the Annual Shareholders meeting.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

By:	/s/ Michael D. Lynch
Michael D. Lynch Senior Vice President & CFO Date: April 27, 2016